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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of Earliest Event Reported): AUGUST 28, 2000
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                              SAPIENT CORPORATION
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             (Exact Name of Registrant as Specified in its Charter)


                                    DELAWARE
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                 (State or Other Jurisdiction of Incorporation)


         0-28074                                     04-3130648
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(Commission File Number)                   (I.R.S. Employer Identification No.)

One Memorial Drive
Cambridge, MA                                            02142
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(Address of Principal Executive Offices)               (Zip Code)


                                 (617) 621-0200
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              (Registrant's Telephone Number, Including Area Code)

                                 Not Applicable
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          (Former Name or Former Address, if Changed Since Last Report)


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ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

     On August 28, 2000, Sapient Corporation ("Sapient") acquired Human Code, Inc. ("Human Code"), a Delaware corporation based in Austin, Texas that is a leading developer of rich media and broadband applications for entertainment and e-learning companies. The acquisition was effected pursuant to an Agreement and Plan of Merger by and among Sapient, Houston Acquisition Corp. and Human Code dated as of August 9, 2000 (the "Merger Agreement"). As a result of the acquisition, each outstanding share of capital stock of Human Code was exchanged for 0.1991476 shares of Sapient common stock (after taking into account Sapient's 2-for-1 stock split effected on August 28, 2000) and Human Code became a wholly-owned subsidiary of Sapient. The acquisition will be treated as a reorganization for U.S. income tax purposes and will be accounted for as a purchase.

     In consideration for the Human Code stock, Sapient issued to Human Code's stockholders an aggregate of 1,503,294 shares (post-split) of Sapient common stock (the "Purchase Price Shares"), which were valued at approximately $78.8 million based on the last sale price of Sapient Common Stock on the Nasdaq National Market on August 28, 2000. Sapient has agreed, subject to certain conditions, to use its reasonable best efforts to register all of the Purchase Price Shares by September 12, 2000 for resale by the former Human Code stockholders.

     In connection with the acquisition, Sapient, certain representatives of the former Human Code stockholders, and American Stock Transfer & Trust Company entered into an Escrow Agreement pursuant to which 150,334 of the Purchase Price Shares will be held in escrow to secure indemnification obligations of the former Human Code stockholders.

     The terms of the acquisition were determined on the basis of arm's length negotiations. Prior to the execution of the Agreement, neither Sapient nor any of its affiliates, officers or directors had any relationship with Human Code.

     The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement which is filed as Exhibit 2 to this Current Report on Form 8-K and incorporated herein by reference.


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ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

     (a)  FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED

          The financial information required by this item are not included with this initial report. The required financial information will be filed by amendment not later than November 11, 2000.

     (b)  PRO FORMA FINANCIAL INFORMATION

          The pro forma financial information required by this item are not included with this initial report. The required pro forma financial information will be filed by amendment not later than November 11, 2000.

     (c)  EXHIBITS.
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          See Exhibit Index attached hereto.


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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



Date:  August 12, 2000                      SAPIENT CORPORATION



                                            By: /s/ Edward G. Goldfinger
                                               ------------------------------
                                               Edward G. Goldfinger
                                               Chief Financial Officer


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                                  EXHIBIT INDEX


Exhibit
Number         Description
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  2*           Agreement and Plan of Merger dated as of August 9, 2000 by and among Sapient Corporation, Houston Acquisition Corp. and Human
               Code, Inc.

  99           Press Release issued by Sapient Corporation on August 29, 2000.



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*   Incorporated by reference from the Current Report on Form 8-K filed by
    Sapient Corporation with the Securities and Exchange Commission on August 17, 2000.